UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2007

DynCorp International Inc.
(Exact name of registrant as specified in charter)

Delaware	001-32869	01-0824791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3190 Fairview Park Drive, Suite 700, Falls Church, Virginia	22042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (571) 722-0210

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On July 30, 2007, DynCorp International Inc. (the “Company”) issued a press release, a copy of which is filed as Exhibit 99.1 hereto, related to its financial results for the first quarter ended June 29, 2007.  The press release did not include certain financial statements, related footnotes and certain other financial information that will be filed with the Securities and Exchange Commission as part of the Company’s Quarterly Report on Form 10-Q.

On July 30, 2007, the Company will conduct a conference call at 8:30 a.m. Eastern Time.  The call will be open to interested investors through a live audio web broadcast via the internet at www.dyn-intl.com.  For those who are not able to listen to the live broadcast, the call will be archived for approximately 90 days on the Company’s website.

The information in this Current Report on Form 8-K is being “filed” and not furnished, as permitted by General Instruction B.2 of Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed and not furnished with this Form 8-K:

99.1         Press Release dated July 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DynCorp International Inc.

Date: July 30, 2007	/s/ Michael J. Thorne
Michael J. Thorne
Senior Vice President and Chief Financial Officer